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INDEPENDENT AUDITORS' CONSENT                                Exhibit 23

We consent to the incorporation by reference in the Registration Statement No. 333-102044 of UMB Financial Corporation and Subsidiaries on Form S-8 of our report dated February 20, 2003, appearing in this Annual Report on Form 10-K of UMB Financial Corporation and Subsidiaries for the year ended December 31, 2002.

/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Kansas City, Missouri
March 12, 2003